Exhibit 10.29

THIS AGREEMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE COMMON SHARES OF THE COMPANY ARE LISTED ON THE NEW YORK STOCK EXCHANGE.

                                        #GrantDate#

Attn: #ParticipantName#
Avient Corporation

AVIENT CORPORATION INCENTIVE AWARD

Grant of Restricted Stock Units

Subject to the terms and conditions of the Avient Corporation 2020 Equity and Incentive Compensation Plan, as amended and restated effective May 11, 2023 (the “Plan”), and this letter agreement (this “Agreement”), the Compensation Committee of the Board of Directors (the “Committee”) of Avient Corporation (“Avient”) [or its authorized delegatee]1 has granted to you, as of #GrantDate#, the following award:
#QuantityGranted# restricted stock units (the “Restricted Stock Units”), which shall vest in accordance with the terms set forth in this Agreement. Each Restricted Stock Unit shall represent one hypothetical common share, par value US$0.01 per share, of Avient (a “Common Share”) and shall at all times be equal in value to one Common Share.
A copy of the Plan is available for your review through the Corporate Secretary’s office. Unless otherwise indicated, the capitalized terms used in this Agreement shall have the same meanings as set forth in the Plan.
1.Vesting of Restricted Stock Units.
(a)Subject to the provisions of the Plan and this Agreement, the Restricted Stock Units shall vest in substantially equal installments on each of the following dates: #VestDate_1#, #VestDate_2# and #VestDate_3# (each date, a “Vesting Date”, and the three-year vesting period from #GrantDate# until #VestDate_3#, the
1 Note to Draft: This language should only be included for RSU grants that are approved under the CEO’s delegation authority rather than by the Compensation Committee.
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“Restriction Period”), provided that you remain in the continuous employ of Avient or a Subsidiary on each such Vesting Date.
(b)Notwithstanding the provisions of Section 1(a) of this Agreement, (i) if a Change of Control occurs prior to the end of the Restriction Period, any Restricted Stock Units that remain unvested as of such Change of Control shall immediately vest upon such Change of Control, and (ii) if your employment with Avient or a Subsidiary terminates prior to the end of the Restriction Period due to (A) your retirement at age 55 or older with at least 10 years of service, (B) your retirement at age 58 or older with at least 5 years of service, (C) your permanent and total disability (as defined under the relevant disability plan or program of Avient or a Subsidiary in which you then participate), or (D) your death, you shall vest in a number of Restricted Stock Units equal to the product of (I) one-third of the total number of Restricted Stock Units subject to this Agreement, multiplied by (II) a fraction, the numerator of which is the number of days that have elapsed between the Vesting Date immediately preceding your termination date (or, in the event your employment terminates prior to the first Vesting Date, #GrantDate#) and the date your employment by Avient or a Subsidiary terminates, and the denominator of which is 365. The remaining portion of the Restricted Stock Units will be forfeited.
(c)Notwithstanding the provisions of Sections 1(a) and 1(b) of this Agreement and to the extent permitted by applicable law, a number of Restricted Stock Units may vest and become payable prior to a Vesting Date or other vesting event described in Section 1(b) of this Agreement in an amount that is sufficient to cover any employment tax that becomes payable by you with respect to the Restricted Stock Units prior to such Vesting Date or other vesting event, as applicable.
2.Other Termination. If your employment with Avient or a Subsidiary terminates before the end of the Restriction Period for any reason other than as set forth in Section 1(b)(ii) of this Agreement and before a Change of Control occurs, all of the Restricted Stock Units that remain unvested as of the termination of your employment will be forfeited.
3.Payment of Restricted Stock Units.
(a)The Restricted Stock Units that vest pursuant to Section 1 of this Agreement will be paid in Common Shares transferred to you within 30 business days following the applicable Vesting Date; provided, however, that, subject to Section 3(b) of this Agreement, (i) in the event a Change of Control occurs prior to the end of the Restriction Period or (ii) in the event your employment terminates on account of the reasons set forth in Section 1(b)(ii) of this Agreement prior to the end of the Restriction Period, the Restricted Stock Units that vest in accordance with Section 1(b) of this Agreement will be paid within 30 business days following such Change of Control or the date of the termination of your employment, whichever applies. If Avient determines that it is required to withhold taxes from any payment, Avient will withhold Common Shares with a value equal to the amount of these taxes from the payment, and such Common Shares will be valued at an amount equal to the fair market value of such Common Shares on the date of payment.
(b)If the event triggering the right to payment under Section 3(a) of this Agreement does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then notwithstanding anything herein to the contrary, the payment of Common Shares will be made to you, to the extent necessary to comply with

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Section 409A of the Code, on the earliest of (i) your “separation from service” with Avient or a Subsidiary (determined in accordance with Section 409A of the Code) that occurs after the event giving rise to payment; (ii) the Vesting Date applicable to the Restricted Stock Units attributable to such Common Shares; or (iii) your death. In addition, for the avoidance of doubt, Section 18(c) of the Plan applies to any payment of Common Shares made pursuant to this Agreement.
4.Dividend, Voting and Other Rights. You shall have no rights of ownership in the Restricted Stock Units or the Common Shares underlying the Restricted Stock Units and you shall have no right to vote the underlying Common Shares until the date on which any Common Shares are transferred to you pursuant to Section 3 of this Agreement. While the Restricted Stock Units are still outstanding, on the record date for each cash dividend, if any, that Avient pays to holders of Common Shares generally (the “Record Date”), you shall be entitled to a number of additional whole Restricted Stock Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per Common Share and (ii) the total number of Restricted Stock Units (including dividend equivalents paid thereon) credited to you as of the Record Date, by (b) the Market Value per Share on the Record Date. Any dividend equivalents credited hereunder shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Restricted Stock Units to which the dividend equivalents were credited.
5.Non-Assignability. The Restricted Stock Units are personal to you and are not transferable by you other than by will or the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 5 shall be void, and the other party to any such purported transaction shall not obtain any right to or interest in such Restricted Stock Units.
6.Adjustments. In the event of any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Avient, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in the number of and kind of Common Shares covered by the Restricted Stock Units then held by you, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of your rights in connection with such transaction or event. If any such transaction or event occurs or in the event of a Change of Control, the Committee may provide in substitution for outstanding Restricted Stock Units such alternative consideration (including, without limitation, in the form of cash, securities or other property) as it may determine to be equitable in the circumstances and shall require in connection therewith the surrender of the Restricted Stock Units subject to this Agreement. No adjustment provided for in this Section 6 or Section 12 of the Plan will require Avient to issue any fractional shares.
7.Miscellaneous.
(a)Construction. The contents of this Agreement are subject in all respects to the terms and conditions of the Plan as approved by the Board and the shareholders of Avient, which are controlling. The interpretation and construction by the Board and/or the Committee of any provision of the Plan or this Agreement shall be final and conclusive upon you, your estate, executor, administrator, beneficiaries, personal representative and guardian and Avient and its successors and assigns.

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(b)Leave of Absence. Any absence or leave approved by a duly constituted officer of Avient or any of its Subsidiaries will not be considered an interruption or termination of your service under this Agreement.
(c)Data Privacy. The grant of the Restricted Stock Units is discretionary and will not be considered to be an employment contract or a part of your terms and conditions of employment or of your salary or compensation. Information about you and your participation in the Plan, including, without limitation, your name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Avient, and details of the Restricted Stock Units or other entitlement to shares of stock awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor may be collected, recorded, held, used and disclosed by Avient and any of its Subsidiaries and any non-Avient entities engaged by Avient to provide services in connection with this grant (a “Third Party Administrator”), for any purpose related to the administration of the Plan. You understand that Avient and its Subsidiaries may transfer such information to Third Party Administrators, regardless of whether such Third Party Administrators are located within your country of residence. Please refer to the Avient Global Associate Processing Notice, a copy of which has been provided or otherwise made available to you, for more information about the personal information that Avient collects about you and the purposes for which Avient uses such data. If you are a California resident, such notice is intended to satisfy Avient’s requirements under the California Consumer Protection Act.
(d)Amendment. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. The terms and conditions of this Agreement may not be modified, amended or waived, except by an instrument in writing signed by a duly authorized executive officer at Avient. Notwithstanding the foregoing, no amendment shall adversely affect your rights under this Agreement without your consent.
(e)No Modifications to Existing Agreements. Except as specifically referenced herein, nothing in this Agreement impacts, changes, or otherwise modifies any existing agreements between you and Avient.
(f)Clawback. Notwithstanding anything in this Agreement to the contrary, you acknowledge and agree that (i) this Agreement, the Restricted Stock Units (and any settlement thereof) and any other performance-based incentive compensation or related amounts held or received by you are subject to any Avient clawback policy applicable to you, under their terms and conditions as may be in effect from time to time, including, without limitation, to implement Section 10D of the Exchange Act and any applicable rules or regulations (including applicable rules and regulations of any national securities exchange or national securities association on which the Common Shares may be traded) (the “Compensation Recovery Policy”), and (ii) that any relevant sections of this Agreement shall be deemed superseded by and subject to the terms and conditions of any such clawback policy from and after the effective date thereof. Further, by accepting the Restricted Stock Units covered by this Agreement, you (A) consent to be bound by the terms of the Compensation Recovery Policy, as applicable, (B) agree and acknowledge that you are obligated to and will cooperate with, and will provide any and all assistance necessary to, Avient in any effort to recover or recoup any compensation or other amounts subject to clawback or recovery

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pursuant to the Compensation Recovery Policy and/or applicable laws, rules, regulations, stock exchange listing standards or other Avient policy, and (C) agree that Avient may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy. Such cooperation and assistance shall include (but is not limited to) executing, completing and submitting any documentation necessary, or consenting to action by Avient, to facilitate the recovery or recoupment by Avient from you of any such compensation or other amounts, including from your accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
(g)Investigations. Notwithstanding anything to the contrary in this Agreement or in any other agreement, contract or arrangement with Avient or a Subsidiary, or in any policy, procedure or practice of Avient or a Subsidiary (collectively, the “Arrangements”), (i) nothing in the Arrangements or otherwise limits your right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002), and (ii) nothing in the Arrangements or otherwise prevents you from, without prior notice to Avient, providing information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations, and for purposes of clarity you are not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act. Avient nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege. The terms of this Section 7(g) are referred to as the “Protected Rights,” and the terms of this Agreement are subject to the Protected Rights.
8.Notice. All notices under this Agreement to Avient must be delivered personally or mailed to Avient Corporation at Avient Center, 33587 Walker Road, Avon Lake, Ohio 44012, Attention: Corporate Secretary. Avient’s address may be changed at any time by written notice of such change to you. Also, all notices under this Agreement to you will be delivered personally or mailed to you at your address as shown from time to time in Avient’s records.
9.Compliance with Section 409A of the Code.
(a)To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to you. This Agreement and the Plan shall be administered in a manner consistent with this intent.
(b)Reference to Section 409A of the Code will also include any regulations or other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

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10.Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.
11.Severability. If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
12.Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Ohio without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
13.Binding Effect. This Agreement and the terms and conditions of the Plan shall bind and inure to the benefit of you, your estate, executor, administrator, beneficiaries, personal representative and guardian and Avient and its successors and assigns.
[SIGNATURE PAGE FOLLOWS]

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AVIENT CORPORATION

By: ____________________________

Kristen Gajewski
Senior Vice President, Chief Human Resources Officer

Accepted by:

_____________________________
Name: _______________________
Date: ________________________

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THIS AGREEMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE COMMON SHARES OF THE COMPANY ARE LISTED ON THE NEW YORK STOCK EXCHANGE.

#GrantDate#

Attn: #ParticipantName#
Avient Corporation

AVIENT CORPORATION INCENTIVE AWARD

Grant of Performance Units

Subject to the terms and conditions of the Avient Corporation 2020 Equity and Incentive Compensation Plan, as amended and restated effective May 11, 2023 (the “Plan”), and this letter agreement (this “Agreement”), the Compensation Committee of the Board of Directors (the “Committee”) of Avient Corporation (“Avient”) has granted to you, as of #GrantDate#, the following award:
#QuantityGranted# performance units (the “Performance Units”), with each such Performance Unit being equal in value to US$1.00, payment of which depends on Avient’s performance as set forth in this Agreement and in your Statement of Performance Goals.
A copy of the Plan is available for your review through the Corporate Secretary’s office. Unless otherwise indicated, the capitalized terms used in this Agreement shall have the same meanings as set forth in the Plan.
1.Performance Units.
(a)Subject to the provisions of the Plan and this Agreement, your right to receive all or any portion of the Performance Units will be contingent upon the achievement of certain management objectives (the “Management Objectives”), as set forth in your Statement of Performance Goals. The achievement of the Management Objectives will be measured with respect to the period beginning on January 1, 2025 and ending on December 31, 2027 (the “Performance Period”).
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(b)Sixty-seven percent (67%) of the Performance Units (the “EPS Performance Units”) will be earned based solely on achievement of performance goals relating to Avient’s Adjusted Earnings per Share (“Adjusted EPS”), as defined in your Statement of Performance Goals, and the remaining thirty-three percent (33%) of the Performance Units (the “rTSR Performance Units”) will be earned based solely on achievement of performance goals relating to Avient’s Relative Total Shareholder Return (“rTSR”), as defined in your Statement of Performance Goals.
2.Earning of Performance Units.
(a)EPS Performance Units. The EPS Performance Units may be earned as follows:
(i)Threshold. If, upon the conclusion of the Performance Period, Adjusted EPS equals the threshold level, as set forth in the EPS Performance Matrix included in your Statement of Performance Goals, then 50% of the EPS Performance Units shall become earned.
(ii)Target. If, upon the conclusion of the Performance Period, Adjusted EPS equals the target level, as set forth in the EPS Performance Matrix included in your Statement of Performance Goals, then 100% of the EPS Performance Units shall become earned.
(iii)Equals or Exceeds Maximum. If, upon the conclusion of the Performance Period, Adjusted EPS equals or exceeds the maximum level, as set forth in the EPS Performance Matrix included in your Statement of Performance Goals, then 200% of the EPS Performance Units shall become earned.
(iv)Between Threshold and Target or Target and Maximum. If, upon the conclusion of the Performance Period, Adjusted EPS is greater than the threshold level, but less than the target level, or greater than the target level, but less than the maximum level, as set forth in the EPS Performance Matrix included in your Statement of Performance Goals, then a proportionate percentage of the EPS Performance Units shall become earned, as determined by mathematical interpolation and rounded up to the nearest whole unit.
(v)Below Threshold. In no event shall any EPS Performance Units become earned if actual performance for the Performance Period falls below the threshold level for Adjusted EPS or if the Committee does not certify that the Management Objectives have been satisfied with respect to the EPS Performance Units for the Performance Period.
(b)rTSR Performance Units. The rTSR Performance Units may be earned as follows:
(i)Threshold. If, upon the conclusion of the Performance Period, rTSR equals the threshold level, as set forth in the rTSR Performance Matrix included in your Statement of Performance Goals, then 50% of the rTSR Performance Units shall become earned.
(ii)Target. If, upon the conclusion of the Performance Period, rTSR equals the target level, as set forth in the rTSR Performance Matrix included in

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your Statement of Performance Goals, then 100% of the rTSR Performance Units shall become earned.
(iii)Equals or Exceeds Maximum. If, upon the conclusion of the Performance Period, rTSR equals or exceeds the maximum level, as set forth in the rTSR Performance Matrix included in your Statement of Performance Goals, then 200% of the rTSR Performance Units shall become earned.
(iv)Between Threshold and Target or Target and Maximum. If, upon the conclusion of the Performance Period, rTSR is greater than the threshold level, but less than the target level, or greater than the target level, but less than the maximum level, as set forth in the rTSR Performance Matrix included in your Statement of Performance Goals, then a proportionate percentage of the rTSR Performance Units shall become earned, as determined by mathematical interpolation and rounded up to the nearest whole unit.
(v)Below Threshold. In no event shall any rTSR Performance Units become earned if actual performance for the Performance Period falls below the threshold level for rTSR or if the Committee does not certify that the Management Objectives have been satisfied with respect to the rTSR Performance Units for the Performance Period.
(c)If the Committee determines that a change in the business, operations, corporate structure or capital structure of Avient, the manner in which it conducts business or other events or circumstances render the Management Objectives to be unsuitable, the Committee may modify such Management Objectives or the related levels of achievement, in whole or in part, as the Committee deems appropriate.
(d)Subject to the provisions of Sections 3 and 4 of this Agreement, your right to receive any Performance Units is contingent upon your remaining in the continuous employ of Avient or a Subsidiary through the payment date, which shall be a date in 2028 determined by the Committee (or its authorized delegatee) and shall occur no later than March 15, 2028 (the “Payment Date”).
(e)Notwithstanding the provisions of Section 4 of this Agreement and to the extent permitted by applicable law, a number of Performance Units may become non-forfeitable and payable prior to the Payment Date in an amount that is sufficient to cover any employment tax that becomes payable by you with respect to the Performance Units prior to the Payment Date.
3.Change of Control. Subject to Section 6,
(a)if a Change of Control occurs prior to the end of the Performance Period, Avient shall pay to you the total number of Performance Units granted under this Agreement (without regard to Section 2 of this Agreement) as soon as administratively practicable after, but in all events no later than 30 days following, the Change of Control.
(b)if a Change of Control occurs after the end of the Performance Period, but on or prior to the Payment Date, Avient shall pay to you the actual number of Performance Units earned pursuant to Section 2 of this Agreement as soon as

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administratively practicable after, but in all events no later than 30 days following, the Change of Control.
4.Retirement, Disability or Death. Subject to Section 6 of this Agreement, if your employment with Avient or a Subsidiary terminates prior to the Payment Date due to (a) retirement at age 55 or older with at least 10 years of service, (b) retirement at age 58 or older with at least 5 years of service, (c) permanent and total disability (as defined under the relevant disability plan or program of Avient or a Subsidiary in which you then participate) or (d) death, Avient shall pay to you or your executor or administrator, as the case may be, on the Payment Date, the product of (i) the actual number of Performance Units you would have earned as of the Payment Date pursuant to Section 2 of this Agreement with respect to the Performance Period had you remained in the continuous employ of Avient or a Subsidiary for the entirety of the Performance Period, multiplied by (ii) a fraction, the numerator of which is the number of days during the Performance Period commencing on the first day of the Performance Period and extending through the date of your termination pursuant to one of the events described in clause (a), (b), (c) or (d) above, and the denominator of which is 1,095.
5.Other Termination. If your employment with Avient or a Subsidiary terminates before the Payment Date for any reason other than as set forth in Section 4 above and before a Change of Control, the Performance Units will be forfeited.
6.Payment of Performance Units.
(a)Payment of any Performance Units that become earned as set forth herein will be made in the form of cash. The amount of the cash payment to be made shall be determined by multiplying (i) the number of Performance Units earned pursuant to Section 2, 3 or 4 above by (ii) US$1.00. Except as provided in Section 3 of this Agreement, payment will be made no later than the next regularly scheduled payroll date immediately following the Payment Date. If Avient determines that it is required to withhold any federal, state, local or foreign taxes from any payment, Avient will withhold the amount of these taxes from the payment.
(b)If the event triggering the right to payment under Section 3 above does not constitute a permitted distribution event under Section 409A(a)(2)(v) of the Code, then notwithstanding anything herein to the contrary, the cash payment will be made to you, to the extent necessary to comply with Section 409A of the Code, on the Payment Date.
7.Non-Assignability. The Performance Units are personal to you and are not transferable by you other than by will or the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 7 shall be void, and the other party to any such purported transaction shall not obtain any right to or interest in such Performance Units.
8.Miscellaneous.
(a)Construction. The contents of this Agreement are subject in all respects to the terms and conditions of the Plan as approved by the Board and the shareholders of Avient, which are controlling. The interpretation and construction by the Board and/or the Committee of any provision of the Plan or this Agreement shall be final and conclusive upon you, your estate, executor, administrator, beneficiaries, personal representative and guardian and Avient and its successors and assigns.

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(b)Leave of Absence. Any absence or leave approved by a duly constituted officer of Avient or any of its Subsidiaries will not be considered an interruption or termination of your service under this Agreement.
(c)Data Privacy. The grant of the Performance Units is discretionary and will not be considered to be an employment contract or a part of your terms and conditions of employment or of your salary or compensation. Information about you and your participation in the Plan, including, without limitation, your name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Avient, and details of the Performance Units or other entitlement to shares of stock awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor may be collected, recorded, held, used and disclosed by Avient and any of its Subsidiaries and any non-Avient entities engaged by Avient to provide services in connection with this grant (a “Third Party Administrator”), for any purpose related to the administration of the Plan. You understand that Avient and its Subsidiaries may transfer such information to Third Party Administrators, regardless of whether such Third Party Administrators are located within your country of residence. Please refer to the Avient Global Associate Processing Notice, a copy of which has been provided or otherwise made available to you, for more information about the personal information that Avient collects about you and the purposes for which Avient uses such data. If you are a California resident, such notice is intended to satisfy Avient’s requirements under the California Consumer Protection Act.
(d)Amendment. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. The terms and conditions of this Agreement may not be modified, amended or waived, except by an instrument in writing signed by a duly authorized executive officer at Avient. Notwithstanding the foregoing, no amendment shall adversely affect your rights under this Agreement without your consent.
(e)No Modifications to Existing Agreements. Except as specifically referenced herein, nothing in this Agreement impacts, changes, or otherwise modifies any existing agreements between you and Avient.
(f)Clawback. Notwithstanding anything in this Agreement to the contrary, you acknowledge and agree that (i) this Agreement, the Performance Units (and any settlement thereof) and any other performance-based incentive compensation or related amounts held or received by you are subject to any Avient clawback policy applicable to you, under their terms and conditions as may be in effect from time to time, including, without limitation, to implement Section 10D of the Exchange Act and any applicable rules or regulations (including applicable rules and regulations of any national securities exchange or national securities association on which the Common Shares may be traded) (the “Compensation Recovery Policy”), and (ii) that any relevant sections of this Agreement shall be deemed superseded by and subject to the terms and conditions of any such clawback policy from and after the effective date thereof. Further, by accepting the Performance Units covered by this Agreement, you (A) consent to be bound by the terms of the Compensation Recovery Policy, as applicable, (B) agree and acknowledge that you are obligated to and will cooperate with, and will provide any and all assistance necessary to, Avient in any effort to recover or recoup any

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compensation or other amounts subject to clawback or recovery pursuant to the Compensation Recovery Policy and/or applicable laws, rules, regulations, stock exchange listing standards or other Avient policy, and (C) agree that Avient may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy. Such cooperation and assistance shall include (but is not limited to) executing, completing and submitting any documentation necessary, or consenting to action by Avient, to facilitate the recovery or recoupment by Avient from you of any such compensation or other amounts, including from your accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
(g)Investigations. Notwithstanding anything to the contrary in this Agreement or in any other agreement, contract or arrangement with Avient or a Subsidiary, or in any policy, procedure or practice of Avient or a Subsidiary (collectively, the “Arrangements”), (i) nothing in the Arrangements or otherwise limits your right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002), and (ii) nothing in the Arrangements or otherwise prevents you from, without prior notice to Avient, providing information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations, and for purposes of clarity you are not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act. Avient nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege. The terms of this Section 8(g) are referred to as the “Protected Rights,” and the terms of this Agreement are subject to the Protected Rights.
9.Notice. All notices under this Agreement to Avient must be delivered personally or mailed to Avient Corporation at Avient Center, 33587 Walker Road, Avon Lake, Ohio 44012, Attention: Corporate Secretary. Avient’s address may be changed at any time by written notice of such change to you. Also, all notices under this Agreement to you will be delivered personally or mailed to you at your address as shown from time to time in Avient’s records.
10.Compliance with Section 409A of the Code.
(a)To the extent applicable, it is intended that this Agreement, your Statement of Performance Goals, and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to you. This Agreement and the Plan shall be administered in a manner consistent with this intent.
(b)Reference to Section 409A of the Code will also include any regulations or other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

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11.Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.
12.Severability. If one or more of the provisions of this Agreement (including the Statement of Performance Goals) is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
13.Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Ohio without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
14.Binding Effect. This Agreement (including the Statement of Performance Goals) and the terms and conditions of the Plan shall bind and inure to the benefit of you, your estate, executor, administrator, beneficiaries, personal representative and guardian and Avient and its successors and assigns.
[SIGNATURE PAGE FOLLOWS]

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AVIENT CORPORATION

By: ____________________________

Kristen Gajewski
Senior Vice President, Chief Human Resources Officer

Accepted by:

_____________________________
Name: _______________________
Date: ________________________

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AVIENT CORPORATION
2025 Grant of Performance Units
Statement of Performance Goals

1.Definitions. For purposes of the grant of the Performance Units:

(a)“Adjusted Earnings per Share” shall mean: Net income, excluding special items and intangible asset amortization, divided by the weighted average of diluted shares. Special items are defined in the Company’s earnings releases, but include items such as gains or losses related to:
•Strategic or financial restructuring costs including: consolidation of operations; employee separation costs resulting from personnel reduction programs, plant closure and phase-out costs; executive separation agreements; asset impairments; debt extinguishment costs;
•Costs incurred directly in relation to acquisitions or divestitures;
•Environmental remediation costs, fines or penalties or liabilities for facilities no longer owned, discontinued or closed in prior years;
•Gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals;
•Tax valuation allowance adjustments;
•Results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period;
    The effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results or the effect of adverse determinations by regulatory agencies relating to accounting principles or treatment;
•Mark-to-market adjustments associated with actuarial gains and losses on pension and other postretirement benefit plans;
•Unrealized gains/losses on foreign exchange option contracts; and
•Special Items related to changes in portfolio as set forth below:
•Divestitures:
oIn the event of the divestiture of a business unit during the performance period, the performance measures (threshold, target and maximum) will be adjusted to remove the net prospective loss of income and the related impact on earnings per share that such business unit was expected to have (as presented to the Board of Directors and applicable at the beginning of the performance period) during the portion of the performance period after the divestiture.
•Acquisitions:
oIn the event of an acquisition during the performance period, the performance measures (threshold, target and maximum) will be adjusted to include Pro Forma figures for the acquired assets for the remainder of the performance period.
oPro Forma, as referenced in the prior bullet, means the acquisition target’s prior year results corresponding to remaining time left in the performance period, adjusted for purchase accounting and acquisition financing, if any.

                                    2025 PU Award Agreement (US)

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(b)“Peer Group” shall mean the following entities, subject to the provisions in Section 2 below:
•Ashland Global Holdings Inc.
•Avery Dennison Corporation
•Cabot Corporation
•Celanese Corporation
•The Chemours Company
•Eastman Chemical Company
•FMC Corporation
•H.B. Fuller Company
•Hexcel Corporation
•Quaker Chemical Corporation
•RPM International Inc.
•The Scotts Miracle-Gro Company
•Sensient Technologies Corporation
•Stepan Company
•Trinseo S.A.

(c)“Relative Total Shareholder Return” or “rTSR” shall mean the percentile rank of Avient’s Total Shareholder Return with respect to the Performance Period as compared to (but not included in) the Total Shareholder Returns for all members of the Peer Group, ranked in descending order, at the end of the Performance Period.

(d)“Total Shareholder Return” shall mean, with respect to the Common Shares and the shares of common stock of each of the members of the Peer Group, a rate of return reflecting stock price appreciation, plus the reinvestment of dividends in additional shares of stock, from the beginning of the Performance Period through the end of the Performance Period. In general, Total Shareholder Return shall be determined for each of Avient and each Peer Group entity as a percentage (rounded to the nearest two decimal places) based on the quotient of (i) the sum of (A) the difference between the Ending Average (as defined below) and the Beginning Average (as defined below) plus (B) dividends, divided by (ii) the Beginning Average. For purposes of calculating Total Shareholder Return for Avient and the members of the Peer Group, the beginning stock price will be based on the average closing price for the 20 trading days preceding the first day of the Performance Period on the principal stock exchange on which the stock is then traded (the “Beginning Average”), and the ending stock price will be based on the average closing price for the 20 trading days preceding and including the last day of the Performance Period (the “Ending Average”).

2. Peer Group Adjustments. The following adjustments will be made to the Peer Group during the Performance Period:

(a)If any member of the Peer Group (i) files for bankruptcy, reorganization, or liquidation under any chapter of the U.S. Bankruptcy Code or similar non-U.S. law (collectively, “bankruptcy”), (ii) is the subject of an involuntary bankruptcy proceeding that is not dismissed within 30 days, (iii) is the subject of a stockholder-approved plan of liquidation or dissolution or makes a general assignment for the benefit of creditors, or (iv) ceases to conduct substantial business operations (provided that, for the avoidance of doubt, (A) the acquisition of a member of the Peer Group by another person or group of related persons by itself does not result in the company being treated as ceasing to conduct substantial business operations, (B) any acquisition by an unaffiliated person or group of

                                    2025 PU Award Agreement (US)

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related persons shall be subject to Section 2(b) below, and (C) treatment under this Section 2(a) shall not be affected by any subsequent reorganization, recapitalization or other restructuring pursuant to which the entity emerges from bankruptcy or otherwise continues or re-commences operations), then such entity will remain in the Peer Group, but Relative Total Shareholder Return for the Performance Period will be calculated as if such entity achieved Total Shareholder Return, placing it at the bottom (chronologically, if more than one such entity) of the Peer Group;

(b)If, by the end of the Performance Period, any member of the Peer Group has been acquired by an unaffiliated person or group of persons or is otherwise no longer existing as a publicly-traded company (other than for the reasons as described in Section 2(a) above), then such entity will be removed from the Peer Group; and

(c)Subject to Sections 2(a) and 2(b) above, if a member of the Peer Group undergoes an internal reorganization (e.g., inversion or establishment of a holding company structure) whereby the business and operations of the company (and its subsidiaries) constitute all the business and operations of the successor entity (and its subsidiaries) and the original member ceases to be publicly traded and such successor entity is publicly traded, such successor entity shall take the place of the original entity in the Peer Group.

3.EPS Performance Matrix.

EPS Performance Units - Adjusted EPS Goals (in US$) for the Performance Period (January 1, 2025 to December 31, 2027)
Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
$8.43	$9.62	$10.84

4.rTSR Performance Matrix.

rTSR Performance Units – rTSR Goals for the Performance Period (January 1, 2025 to December 31, 2027)
Performance Level	rTSR	Performance Units Earned
Below Threshold	Below 25th Percentile	0%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile or Greater	200%

                                    2025 PU Award Agreement (US)

NAI-1541894009v6